UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 14, 2009
HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No change

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 14, 2009, Harris Corporation, a Delaware corporation (“Harris”), issued a press release announcing the distribution ratio for the spin-off to Harris’ shareholders of all the shares of Harris Stratex Networks, Inc. (“HSTX”) common stock owned by Harris. Harris will effect this distribution by means of a taxable pro rata dividend payable on May 27, 2009, of 0.248418 of a share of HSTX Class A common stock for each share of Harris common stock and common stock equivalent outstanding as of 5:30 p.m. Eastern Time on May 13, 2009 (the “Record Date”). A copy of the press release issued by Harris is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     In the same press release, Harris announced that it will mail an Information Statement to record holders of Harris common stock as of the Record Date. The Information Statement contains a description of the terms of the spin-off of HSTX by Harris, including the procedures by which shares of HSTX Class A common stock will be distributed, how the distribution ratio was calculated, and certain tax consequences of the spin-off. The Information Statement is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed herewith:

99.1	Press Release, issued by Harris Corporation on May 14, 2009.

99.2	Information Statement, dated May 14, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Scott T. Mikuen
	Name:	Scott T. Mikuen
	Title:	Vice President, Associate General Counsel and Secretary

Date: May 14, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued by Harris Corporation on May 14, 2009.

99.2	Information Statement, dated May 14, 2009.

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